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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Coastcast Corporation on Form S-8 of our report dated February 7, 2002 appearing in the Annual Report on Form 10-K of Coastcast Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Los Angeles, California
December 20, 2002

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  Exhibit 23.1